UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2022

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 Fulton Drive NW

Canton, OH 44718

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 1.421333 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2022, in accordance with the previously announced Amendment Number 6 to Term Loan Agreement by and among Hall of Fame Resort & Entertainment Company (the “Company”) and certain of its subsidiaries, as borrowers, and CH Capital Lending, LLC (“CH Capital Lending”), as administrative agent and lender, the Company entered into a Securities Exchange Agreement (the “Exchange Agreement”) with CH Capital Lending, pursuant to which the Company exchanged in a private placement (the “Private Placement”) each share of the Company’s 7.00% Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”), that is held by CH Capital Lending for one share of the Company’s 7.00% Series C Convertible Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”), resulting in the issuance of 15,000 shares of Series C Preferred Stock to CH Capital Lending. The Series C Preferred Stock is convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The shares of Series B Preferred Stock exchanged, and the Series C Preferred Stock acquired, have an aggregate liquidation preference of $15 million plus any accrued but unpaid dividends to the date of payment.

The Private Placement was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof, as a transaction by an issuer not involving any public offering. CH Capital Lending has represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series C Preferred Stock will be acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

The information regarding the Series C Preferred Stock set forth in Item 5.03 hereof is incorporated by reference into this Item 1.01.

The description of the Exchange Agreement and the Series C Preferred Stock is qualified in its entirety by reference to the full text of the Exchange Agreement and the Certificate of Designations (defined below), respectively, which are filed as Exhibits 10.1 and 3.1, and are incorporated into this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 28, 2022, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware to establish the preferences, limitations and relative rights of the Series C Preferred Stock. The Certificate of Designations became effective upon filing. The number of authorized shares of Series C Preferred Stock is 15,000. The price per share at issue is $1,000, as appropriately adjusted for stock splits, stock dividends, combinations, and subdivisions of Series C Preferred Stock (“Original Issue Date Price”).

Holders of the Series C Preferred Stock are entitled to a cumulative dividend at the rate of 7.0% per annum (the “Dividend Rate”). For each share of Series C Preferred Stock, the Dividend Rate is payable (A) 4.00% per annum in cash (the “Mandatory Cash Dividend”), plus (B) at the election of the holder of such share of Series C Preferred Stock, either (A) 3.00% per annum in cash (the “Elective Cash Dividend”), or (B) 3.00% per annum in shares of Common Stock, calculated in accordance with Section 4(b)(iv) of the Certificate of Designations (the “Elective PIK Dividend”). Mandatory Cash Dividends are payable quarterly in arrears, as set forth in the Certificate of Designations. In connection with any Optional Conversion (defined below), the holder of each share of Series C Preferred Stock then being converted shall notify the Company, as to whether such holder wishes to receive the Elective Cash Dividend or the Elective PIK Dividend for such holder’s shares of Series C Preferred Stock then being converted (such date of notice in accordance with the Certificate of Designations, the “Conversion Election Effective Date”).

The Series C Preferred Stock ranks senior to the Company’s Common Stock and ranks on par with the Company’s 7.00% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), and the Series B Preferred Stock, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (a “Liquidation Event”). The Series C Preferred Stock has a liquidation preference of $1,000 per share plus an amount equal to any accrued and unpaid dividends to the date of payment (the “Liquidation Preference”). Under the Certificate of Designations, the Company may not enter into or permit to exist any contract, agreement, or arrangement that prohibits or restricts the Company from paying dividends on the Series C Preferred Stock, unless such contract, agreement, or arrangement has been approved in writing, in advance, by the holders of a majority of the then outstanding shares of Series C Preferred Stock.

Holders of the Series C Preferred Stock have no voting rights, except as required by law, and have no rights of preemption.

At any time following the date on which shares of Series C Preferred Stock are first issued, each holder of Series C Preferred Stock shall have the right, but not the obligation, to elect to convert all or any portion of such holder’s shares of Series C Preferred Stock into that number of shares of Common Stock equal to the quotient of (i) the sum of (A) the Original Issue Date Price of such shares of Series C Preferred Stock, plus (B) all accrued and unpaid Mandatory Cash Dividends on such shares of Series C Preferred Stock as of the Conversion Election Effective Date, divided by (ii) the Conversion Price as of the Conversion Election Effective Date (the “Optional Conversion”). “Conversion Price” means $1.50, as appropriately adjusted for stock splits, stock dividends, combinations, and subdivisions of Common Stock, and as adjusted pursuant to a weighted-average antidilution adjustment.

The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall be deemed a Liquidation Event, unless the holders of a majority of the then outstanding shares of Series C Preferred Stock agree in writing, prior to the closing of any such transaction, that such transaction will not be considered a Liquidation Event. A merger, consolidation or any other business combination transaction of the Company into or with any other corporation or person, or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Company (any of the foregoing, a “Business Combination Transaction”) shall not be deemed a Liquidation Event, so long as either (A) the holders of a majority of the then outstanding shares of Series C Preferred Stock agree in writing, prior to the closing of any such Business Combination Transaction, that such Business Combination Transaction will not be considered a Liquidation Event, or (B) such Business Combination Transaction would not adversely affect the holders of the Series C Preferred Stock or the powers, designations, preferences and other rights of the Series C Preferred Stock.

Nasdaq 19.99% Cap

Notwithstanding anything to the contrary contained in the Certificate of Designations, as set forth in the Certificate of Designations, the total cumulative number of shares of Common Stock that may be issued to CH Capital Lending, LLC; IRG, LLC; JKP Financial, LLC; and Stuart Lichter under certain transaction documents listed in the Certificate of Designations (the “Transaction Documents”) may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Approval (defined below). If the number of shares of Common Stock issued to CH Capital Lending, LLC, IRG, LLC, JKP Financial, LLC and Stuart Lichter under the Transaction Documents reaches the Nasdaq 19.99% Cap, so as not to violate the 20% limit established in Listing Rule 5635(d), the Company, at its election, will use reasonable commercial efforts to obtain stockholder approval of the Transaction Documents and the shares of Common Stock to be issued thereunder, if necessary, in accordance with the requirements of Nasdaq Listing Rule 5635(d) (the “Approval”).

The foregoing description of the Certificate of Designations and the Series C Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designations, which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 8.01 Other Events.

On March 28, 2022, Michael Crawford, the Company’s Chief Executive Officer, and Benjamin Lee, the Company’s Chief Financial Officer, presented the slide deck attached as Exhibit 99.1 at the 2022 Virtual Growth Conference, presented by Maxim Group LLC and hosted by M-Vest.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
3.1	Certificate of Designations of 7.00% Series C Convertible Preferred Stock of Hall of Fame Resort & Entertainment Company
10.1	Securities Exchange Agreement, dated March 28, 2022, between Hall of Fame Resort & Entertainment Company and CH Capital Lending, LLC.
99.1	Slide Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: March 29, 2022

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